Exhibit 10.2

GUARANTY

THIS GUARANTY (“Guaranty”) is executed as of April 10, 2024, by Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, and H. MICHAEL SCHWARTZ, a natural person (“Schwartz”) (individually and collectively, “Guarantor”), for the benefit of JPMORGAN CHASE BANK, N.A. (“Lender”).

RECITALS

A. SSSST 376 W WATSON ST, LLC, a Delaware limited liability company (“Borrower”), and Lender have entered into that certain Term Loan Agreement dated the date of this Guaranty (as amended from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to make disbursements in an amount not to exceed THIRTY-FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($34,500,000) (the “Loan”), for the purpose of refinancing a 199-unit, 593-bed student housing property known as “YOUnion at Fayetteville”, located at 376 W. Watson Street, in the City of Fayetteville, County of Washington, and State of Arkansas. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Loan Agreement.

B. The execution and delivery of this Guaranty is a condition precedent to Lender making the Loan. Guarantor is the owner of a direct or indirect interest in Borrower; Schwartz directly or indirectly controls Borrower; and Guarantor will directly benefit from Lender making the Loan.

Now, therefore, as an inducement to Lender to make the Loan to Borrower, each Guarantor agrees as follows:

1. Guaranty of Payment.

(a) Each Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender, (i) upon the occurrence of a Triggering Event (as defined below), the payment and performance of all unpaid principal of and accrued and unpaid interest on the Loan, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other indebtedness, liabilities or obligations of Borrower to Lender, or any indemnified party arising under the Loan Documents (the “Loan Obligations”), and (ii) at all times, regardless of whether or not a Triggering Event shall have occurred, the timely and full payment and performance of the Additional Liabilities (as defined below) (the Loan Obligations and the Additional Liabilities, collectively, the “Guaranteed Obligations”) in each case, whether now or hereafter arising, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise, which amounts shall be due and payable to Lender on demand.

(b) Reserved.

(c) For purposes hereof:

(i) “Additional Liabilities” means all liability, loss, damage, costs and expenses (including legal fees and disbursements) suffered by Lender, and caused by or related to or as a result of the following:

(A) fraud or any willful and material misrepresentation by or on behalf of Borrower, any Guarantor, or any Affiliate of Borrower or Guarantor set forth in or otherwise made in connection with the Loan or any of the Loan Documents or any applicable Swap Agreement;

(B) material physical waste with respect to any portion of the Property, by or on behalf of Borrower, Guarantor or any of their respective Affiliates or expressly authorized agents, excluding neglect resulting from the Property’s failure to general sufficient net cash flow;

(C) the removal or disposal of any property in which Lender has a Lien in violation of the terms of the Loan Documents or any applicable Swap Agreement after a Default, unless any personal property that is removed or disposed of is replaced with personal property of the same utility and the same or greater value;

(D) the failure of Borrower to maintain the insurance coverages required under the Loan Documents or any applicable Swap Agreement to the extent there is sufficient net cash flow generated by the Property to pay the same, and Borrower has provided notice of such insufficiency to Lender at least fifteen (15) days prior to the date on which payments therefor were delinquent;

(E) the application, misapplication or misappropriation of any insurance proceeds or condemnation awards in a manner not permitted by the Loan Documents or any applicable Swap Agreement;

(F) the failure by Borrower to pay to Lender all revenues received by or on behalf of Borrower from the operation or ownership of the Property after Lender has notified Borrower of a Cash Management Period, or any violation of Borrower’s obligations under Section 3.13 of the Loan Agreement upon the occurrence and during the continuance of a Cash Management Period;

(G) claims of Persons supplying labor or materials to the Property, subject to Borrower’s right to consent as set forth in Section 3.01(c) of the Loan Agreement;

(H) the failure by Borrower to pay taxes, assessments and governmental charges levied upon, assessed or charged against the Property (and together with the claims described (i)(G) above, “Mechanics and Tax Liens”), to the extent there is sufficient net cash flow generated by the Property to pay such taxes, assessments and governmental charges;

(I) obligations covered under the Environmental Indemnity Agreement; and

(m) the failure by Borrower to maintain the Interest Rate Cap Agreement or enter into a Replacement Interest Rate Cap Agreement if required, in accordance with Section 2.08 of the Loan Agreement.

For purposes of Sections 1(c)(i)(B), 1(c)(i)(D) and 1(c)(i)(H) above, the term “net cash flow” shall mean, as of any applicable date of determination, an amount equal to (i) actual Total Revenues received by Borrower less (ii) payments of principal of interest payable under the Loan Agreement.

(ii) “Triggering Event” means:

(A) the sale, lease, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so (unless the agreement provides for the payment in full of the Obligations in accordance with the terms of the Loan Documents) , of any right, title or interest of Borrower in and to the Property or any portion thereof (except for Mechanics and Tax Liens) in violation of the Loan Documents, which occurrence is not rendered ineffective within ten (10) days after occurrence;

(B) the sale, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so (unless the agreement provides for the payment in full of the Obligations in accordance with the terms of the Loan Documents), of any direct or indirect ownership interest in Borrower or any portion thereof, or any change of Control of Borrower, in each case that is not a Permitted Transfer;

(C) Borrower or any Guarantor shall (1) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (2) apply for the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Guarantor or for a substantial part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action for the purpose of effecting any of the foregoing;

(D) there is a substantive consolidation of Borrower with any other entity in connection with any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect;

(E) any involuntary proceeding or petition seeking (1) liquidation, reorganization or other relief in respect of Borrower or any Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (2) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Guarantor or for a substantial part of its assets, is commenced or filed against Borrower or any Guarantor:

(aa) by any Guarantor or Borrower, as the case may be, or by any general partner, managing member or other constituent entity or affiliate of Borrower or any Guarantor (each a “Restricted Entity”),

(bb) by any Person acting at the direction or request of, or in collusion or by agreement with, Borrower, any Guarantor or any Restricted Entity of any of them, or

(cc) by any other Person if (1) Borrower or any Guarantor, as the case may be, fails to oppose in court any such filing in good faith, (2) Borrower, any Guarantor or any Restricted Entity of any of them otherwise consents to, acquiesces in, agrees with, files court papers in any way supportive of, or joins in such filing, or (3) Borrower or any Guarantor, as the case may be, files an answer admitting the material allegations of a petition filed against it in any such proceeding.

(d) It is understood that the obligations of Borrower to Lender may at any time and from time to time exceed the liability of Guarantor hereunder without impairing this Guaranty and each Guarantor and Lender, agree, as between themselves, that regardless of the manner of application of payments made by Borrower to Lender, all such payments shall be deemed to be applied first to the portion of the obligations of Borrower which are not guaranteed hereunder and last to the portion of the such obligations which are guaranteed hereunder.

(e) The liability and obligations under this Section 1 are not in any way limited or restricted by the existence of or any liability or obligations under the Environmental Indemnity Agreement.

2. Intentionally Omitted.

3. Guaranty Absolute. This Guaranty is a continuing guaranty of the payment of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until payment in full of all Obligations and other amounts payable under this Guaranty and until the Loan Documents and any applicable Swap Agreement are no longer in effect. Each Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that such Guarantor shall fully perform each and every term and provision of this Guaranty. This Guaranty is a guaranty of payment and not of collection only. Each Guarantor agrees that, as between Guarantor and Lender, the Guaranteed Obligations may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration with respect to Borrower and that in the event of a declaration or attempted declaration, the Guaranteed Obligations shall immediately become due and payable by Guarantor for the purposes of this Guaranty. The liability of Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document or any applicable Swap Agreement, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, or failure to act by Lender with respect to, any other guaranty or support document, or any exchange, release or non‑perfection of, or failure to act by Lender with respect to, any collateral, for all or any of the Obligations; (c) any present or future Legal Requirement (whether of right or in fact) purporting to reduce, amend, restructure or otherwise affect any term of the Obligations, any Loan Document or any applicable Swap Agreement; (d) any change in the existence, structure, or ownership or control of Borrower; (e) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document or any applicable Swap Agreement; and (f) any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents, any applicable Swap Agreement or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, Borrower or any Guarantor.

4. Waiver of Certain Rights and Notices. To the fullest extent permitted by applicable law, each Guarantor hereby waives and agrees not to assert or take advantage of (i) any right to require Lender to proceed against or exhaust its recourse against Borrower, any other guarantor or endorser, or any security or collateral held by Lender at any time or to pursue any other remedy in its power before proceeding against such Guarantor hereunder; (ii) the defense of the statute of limitations in any action hereunder; (iii) any defense that may arise by reason of (A) the incapacity, lack of authority, death or disability of Borrower, such Guarantor or any others, (B) the revocation or repudiation of this Guaranty by such Guarantor or the revocation or repudiation of any of the Loan Documents by Borrower or any others, (C) the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Borrower or any other or others, (D) the unenforceability in whole or in part of any Loan Document or any applicable Swap Agreement, (E) Lender’s election in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code, or (F) any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; (iv) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, notice of incurrence of any of the Obligations, and notices of any other kind whatsoever; (v) any defense based upon an election of remedies by Lender which destroys or otherwise impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against Borrower for reimbursement, or both; (vi) any defense based upon any taking, modification or release of any collateral or guarantees for any of the Guaranteed Obligations, or any failure to perfect any security interest in, or the taking of or failure to take any other action with respect to any collateral securing payment or performance of the Obligations; (vii) any right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any obligations to which it applies or may apply; and (viii) any rights or defenses based upon an offset by such Guarantor against any obligation now or hereafter owed to such Guarantor by Borrower; it being the intention hereof that such Guarantor shall remain liable hereunder to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of such Guarantor, until the termination of this Guaranty.

5. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lender on the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though the payment had not been made, whether or not Lender is in possession of this Guaranty.

6. Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, reimbursement or contribution, as a result of any payment made under this Guaranty or otherwise, until all the Obligations have been paid in full and the Loan Documents and any Swap Agreement are no longer in effect. If any amount is paid to any Guarantor by Borrower on account of such rights prior to such time, the amount shall be held in trust for the benefit of Lender and shall be promptly paid to Lender, to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Loan Documents and any applicable Swap Agreement. If any Guarantor makes payment to Lender of all or any part of the Obligations and all the Obligations are paid in full and the Loan Documents and any applicable Swap Agreement are no longer in effect, Lender shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of the interest in the Obligations resulting from the payment.

7. Subordination. Without limiting Lender’s rights under any other agreement, any liabilities owed by Borrower to any Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of Borrower, are hereby subordinated to the Obligations, and such liabilities of Borrower to such Guarantor, if Lender so requests, shall be collected, enforced and received by such Guarantor as trustee for Lender and shall be paid over to Lender, on account of the Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

8. Certain Taxes. Each Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to Lender, hereunder, the amounts so payable to Lender, shall be increased to the extent necessary to yield to Lender (after payment of all Taxes), the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by any Guarantor, as promptly as possible thereafter, such Guarantor shall send Lender, an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by Lender.

9. Representations and Warranties. Each Guarantor represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to such Guarantor; (iii) does not require the consent or approval of any Person, including but not limited to any Governmental Authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable Debtor Relief Laws; and (b) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on Lender or any information received from Lender and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby, Borrower, Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, Borrower or the obligations and risks undertaken herein with respect to the Obligations; (ii) adequate means to obtain from Borrower on a continuing basis information concerning Borrower; (iii) full and complete access to the Loan Documents, any applicable Swap Agreement and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of Lender not embodied herein or any acts taken by Lender (including but not limited to any review by Lender of the affairs of Borrower).

10. Financial Reports and Covenants.

(a) Books and Records. Each Guarantor shall keep adequate books and records of account in accordance with methods acceptable to Lender, consistently applied and shall furnish to Lender the financial statements, certificates and other information described in Section 3.08(b) of the Loan Agreement as and when required by Section 3.08(b).

(b) Examination by Lender. Lender and its accountants shall have the right to examine the records, books, management and other papers of each Guarantor which reflect upon its financial condition, at the Property or at any office regularly maintained by such Guarantor where the books and records are located. Lender and its accountants shall have the right to make copies and extracts from such records and other papers. In addition, Lender and its accountants shall have the right to examine and audit the books and records of each Guarantor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of such Guarantor where the books and records are located.

(c) Guarantor Financial Covenants. Until all of the Obligations have been paid in full and the Loan Documents and any applicable Swap Agreement are no longer in effect, (i) Guarantor shall at all times collectively maintain Liquid Assets having a market value in the aggregate of at least $5,000,000; and (ii) Guarantor shall at all times collectively maintain a Net Worth of $45,000,000. For purposes hereof (x) “Liquid Assets” means assets in the form of unrestricted and unencumbered cash, cash equivalents, equity securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, and debt investments with less than one (1) year of maturity, and (y) “Net Worth” shall mean, as of any date of calculation, total assets (without deduction for accumulated depreciation or amortization related to the purchase price allocation of lease intangibles) less (1) all intangible assets, (2) restricted cash, and (3) all liabilities (including contingent and indirect liabilities), as of such date, all determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), unless otherwise indicated in this definition. The term “intangible assets” shall include, without limitation, (i) deferred charges, and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses, straight-line rent accruals and other like intangibles (other than amounts related to the purchase price of a real property which are allocated to lease intangibles). The term “liabilities” shall include, without limitation, (i) unsecured indebtedness, (ii) indebtedness secured by liens on properties computed whether or not Guarantor is liable for the payment thereof, (iii) debt issuance cost, (iv) deferred liabilities, and (v) capital lease obligations, but shall exclude all amounts for real property acquisition costs which have been allocated to lease intangibles or liabilities associated with the GAAP carrying value of the contingent earnout liability. Net Worth shall be calculated on a consolidated basis in accordance with GAAP, unless otherwise indicated in this definition.

11. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

12. Setoff. If a Default shall have occurred and be continuing, Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Lender or such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor under this Guaranty, irrespective of whether or not Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by Lender, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

14. Expenses. Each Guarantor shall reimburse Lender on demand for all costs, expenses and charges (including without limitation reasonable fees and charges of external legal counsel for Lender) incurred by Lender in connection with the performance or enforcement of this Guaranty. The obligations of Guarantor under this Section shall survive the termination of this Guaranty.

15. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of Guarantor, Lender and their respective successors, assigns, estates and personal representatives; provided no Guarantor may assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing, Lender may assign, sell participations in or otherwise transfer its rights under the Loan Documents and any applicable Swap Agreement to any other Person or in accordance with the terms of the Loan Agreement and any applicable Swap Agreement, and the other Person shall then become vested with all the rights granted to Lender in this Guaranty or otherwise.

16. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

17. Notices. All notices or other written communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(a) if to Guarantors, at Strategic Student & Senior Housing Trust, Inc., 10 Terrace Road, Ladera Ranch, California 92694, Attention of H. Michael Schwartz (Telecopy No. (949) 429-6606) (Email Address: hms@sam.com) and Strategic Asset Management, 19900 MacArthur Boulevard, Suite 250, Irvine, California 92612, Attn: John Strockis (Telecopy No. (949) 404-1820) (Email Address: JStrockis@sam.com); and

(b) if to Lender: (A) for financial reporting required under Section 10, at jpmc.financial.reporting.compliance@jpmorgan.com; and (B) for all other notices and communications, at JPMorgan Chase Bank, N.A., 8181 Communications Parkway, Bldg. B, FL 05, TXW-3510, Plano, Texas 75024-0239, Attention of Loan Servicing Department (Telecopy No. (214) 965-3320); with a copy to Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, Attention of Maurice H. Sullivan, III, Esq. (Telecopy No. (617) 341-7701) (Email Address: skip.sullivan@morganlewis.com).

Guarantor and Lender may change their address or email address for notices and other communications hereunder by notice to the other party. All notices and other communications given to Guarantor or Lender in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt, in the case of email notices, as evidenced by sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt function”).

18. Governing Law; Jurisdiction; Consent to Service of Process.

(a) Applicable Law. This Guaranty shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of New York, except to the extent preempted by federal laws applicable to national banks.

(b) Submission to Jurisdiction. Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in New York County, New York, and any appellate court in such jurisdiction, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction.

(c) Waiver of Objection to Venue. Each Guarantor hereby waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) above. Each Guarantor hereby waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each Guarantor irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Guaranty will affect the right of Lender to serve process in any other manner permitted by law.

19. ECP RULES. No Guarantor hereunder shall be deemed to be a guarantor of any Swap Obligations if such Guarantor is not an “Eligible Contract Participant” as defined in §1(a)(18) of the Commodity Exchange Act and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, the “ECP Rules”) to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any obligations of any Guarantor other than Swap Obligations, nor shall it affect the obligations of any Guarantor who qualifies as an “Eligible Contract Participant”.

20. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

21. ENTIRETY. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY EACH GUARANTOR EMBODY THE FINAL, ENTIRE AGREEMENT OF EACH GUARANTOR AND LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY GUARANTOR ARE INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS HEREOF AND THEREOF, AND NO COURSE OF DEALING AMONG GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT EXECUTED BY GUARANTOR. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

22. WAIVER OF RIGHT TO TRIAL BY JURY. EACH GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LENDER, EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND SUCH OTHER PARTY HAVE BEEN INDUCED TO EXECUTE OR ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

23. WAIVER OF SPECIAL DAMAGES. Each Guarantor agrees that Lender shall not have any liability to any Guarantor (whether sounding in tort, contract or otherwise) for losses suffered by such Guarantor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents and any applicable Swap Agreement, or any act, omission or event occurring in connection therewith, unless such losses result from the gross negligence or willful misconduct of the party from which recovery is sought or from a breach of any Loan Document or any applicable Swap Agreement by such party. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, NO GUARANTOR SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS OR THE USE OF THE PROCEEDS THEREOF.

24. Intentionally Omitted.

25. Multiple Guarantors.

(a) Each Guarantor agrees that it is jointly and severally liable for the payment of all obligations arising under this Guaranty, and that such liability is independent of the obligations of any other Guarantor and Lender may bring an action against any Guarantor, whether an action is brought against any other Guarantor.

(b) Each Guarantor agrees that any release which may be given by Lender to any other Guarantor will not release such Guarantor from its obligations under this Guaranty.

(c) Each Guarantor waives any right to assert against Lender, any defense, setoff, counterclaim or claim that such Guarantor may have against any other Guarantor or any other party liable for the obligations of any Guarantor under this Guaranty.

(d) Each Guarantor agrees that it is solely responsible for keeping itself informed as to the financial condition of each other Guarantor and of all circumstances which bear upon the risk of nonpayment. Each Guarantor waives any right it may have to require Lender to disclose to such Guarantor any information that Lender may now or hereafter acquire concerning the financial condition of any other Guarantor.

(e) Until all obligations of each Guarantor under this Guaranty have been paid in full, each Guarantor waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the federal Bankruptcy Code or any successor statute, that such Guarantor may now or hereafter have against any other Guarantor with respect to the indebtedness incurred under this Guaranty. Each Guarantor hereby waives any election of remedies by Lender that impairs any subrogation or other right of such Guarantor to proceed against any other Guarantor.